UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends and supplements the Form 8-K filed on February 28, 2019, in which Stericycle, Inc. (the “Company”) announced the appointment of Cindy J. Miller, currently the Company’s President and Chief Operating Officer, as the Company’s Chief Executive Officer and President, effective on May 2, 2019 (the “Effective Date”).

On April 11, 2019, the Compensation Committee of the Board of Directors and Ms. Miller agreed to the following compensation in connection with Ms. Miller’s appointment, effective as of the Effective Date: (i) a base salary of $900,000 per year; (ii) a target annual cash performance bonus equal to 100% of Ms. Miller’s base salary, 70% of which is based upon the Company’s achievement of pre-established goals related to adjusted earnings before interest, tax, depreciation and amortization and 30% of which is based upon the Company’s achievement of pre-established goals related to adjusted return on invested capital; (iii) a grant of stock options with a grant date fair value of approximately $233,333, which stock options will vest ratably over three years based on continuous service; (iv) a grant of time-based restricted stock units (“RSUs”) with a grant date fair value of approximately $233,333, which RSUs will vest ratably over three years based on continuous service and (v) a grant of performance-based RSUs with a grant date fair value of approximately $233,333, which performance-based RSUs will vest one-third on each of May 2, 2020, May 2, 2021 and May 2, 2022 based upon the achievement of pre-established performance goals for the preceding fiscal year. The initial tranche of performance-based RSUs will vest, if at all, based upon the Company’s achievement of earnings per share performance goals for fiscal year 2019.

Ms. Miller also will remain a participant in the Company’s Executive Severance and Change in Control Plan and Supplemental Retirement Plan on the same terms applicable to all executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 17, 2019	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer